EXHIBIT INDEX

EXHIBIT NO.                 DESCRIPTION OF EXHIBIT

            16 Letter from Grant-Schwartz Associates, CPA's to the Securities and Exchange
                            Commission










                                                     February 4, 1997


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549


We have read Item 4 included in the attached Form 8-K dated February 4, 1997 of ConSyGen, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                            Very truly yours,


                                            /s/ Grant-Schwartz Associates, CPA's
                                            ------------------------------------
                                            Grant-Schwartz Associates, CPA's


Copies to:        Mr. Ron Bishop, ConSyGen, Inc.
                  John G. Nossiff, Jr., Esq., Brown, Rudnick, Freed & Gesmer